BANKWELL FINANCIAL GROUP REPORTS RECORD SECOND QUARTER NET INCOME OF $2.3 MILLION AND LOANS GROW TO OVER $1 BILLION
New Canaan, CT – July 27, 2015 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $2.3 million for the second quarter of 2015. In addition, Bankwell Financial Group, Inc. reached record loan levels at $1.0 billion, driven by strong organic growth.
"I am very pleased to announce another quarter of outstanding performance at Bankwell.  We had strong revenue growth, achieved record earnings that surpassed $2 million for the quarter, and continued to set new records for loan growth, with loans outstanding exceeding $1 billion," noted Bankwell Financial Group President and CEO Christopher R. Gruseke.
He added, "Key metrics for the quarter include a 63.6% efficiency ratio and a 0.80% return on average assets. With a 7.7% return on average tangible common equity, we continue our steady progress toward delivering double digit returns for our shareholders."
Earnings
Revenues (net interest income plus non-interest income) for the quarter ended June 30, 2015 were $11.6 million, an increase of 48.1% compared to the quarter ended June 30, 2014. Revenues for the six months ended June 30, 2015 were $22.1 million, an increase of 40.3% compared to the six months ended June 30, 2014. Net interest income for the quarter ended June 30, 2015 was $10.7 million, an increase of 50.3% compared to the quarter ended June 30, 2014. Our strong net interest income was fueled by record earning asset growth and a net interest margin of 3.97% for the quarter.
The Company continues to focus on expense control as indicated by our improving efficiency ratio. The Company's efficiency ratio for the quarters ended June 30, 2015 and June 30, 2014 were 63.6% and 73.8%, respectively. The Company's efficiency ratio for the six months ended June 30, 2015 and June 30, 2014 were 65.0% and 74.1%, respectively.
Financial Condition
Assets totaled $1.2 billion at June 30, 2015, an annualized increase of 20.9% compared to assets of $1.1 billion at December 31, 2014. This increase reflects strong organic loan growth in the first and second quarter of 2015. Total gross loans were $1.0 billion at June 30, 2015, an annualized increase of 23.1% compared to December 31, 2014. Deposits increased to $951.6 million, an annualized increase of 27.8% over December 31, 2014, with core deposits (total deposits less time deposits) showing an annualized increase of 29.1% over December 31, 2014 to $603.6 million.
Asset Quality
Asset quality remained exceptionally strong at June 30, 2015.  Non-performing assets as a percentage of total assets was 0.25% at June 30, 2015, down from 0.39% at December 31, 2014.  The allowance for loan losses at June 30, 2015 was $12.2 million, representing 1.30% of total loans, excluding acquired loans.
Capital
Shareholders' equity continued to remain strong at $133.7 million as of June 30, 2015, an increase of $4.5 million compared to December 31, 2014, primarily a result of net income for the six months ended June 30, 2015 of $4.2 million. As of June 30, 2015, the tangible common equity ratio and tangible book value per share were 9.85% and $16.95, respectively.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Ernest J. Verrico Sr., Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)
	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
Assets
Cash and due from banks	$75,550	$19,428	$48,559	$130,535
Held to maturity investment securities, at amortized cost	11,341	11,398	11,454	13,742
Available for sale investment securities, at fair value	46,883	50,736	65,009	49,114
Loans held for sale	-	-	586	325
Loans receivable (net of allowance for loan losses of $12,230, $11,596,
$10,860, $8,985 at June 30, 2015, March 31, 2015, December 31, 2014
and June 30, 2014, respectively)	1,021,693	964,034	915,981	671,500
Foreclosed real estate	830	830	950	829
Accrued interest receivable	3,575	3,342	3,323	2,464
Federal Home Loan Bank stock, at cost	6,918	6,794	6,109	4,834
Premises and equipment, net	11,868	12,120	11,910	8,078
Bank-owned life insurance	23,395	23,211	23,028	10,202
Goodwill	2,589	2,589	2,589	-
Other intangible assets	745	797	848	427
Deferred income taxes, net	7,869	7,436	7,156	5,479
Other assets	1,418	1,748	2,029	4,258
Total assets	$1,214,674	$1,104,463	$1,099,531	$901,787

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$162,546	$142,920	$166,030	$146,596
Interest-bearing	789,035	691,783	669,409	583,590
Total deposits	951,581	834,703	835,439	730,186

Advances from the Federal Home Loan Bank	124,000	133,000	129,000	47,000
Accrued expenses and other liabilities	5,424	5,352	5,882	7,431
Total liabilities	1,081,005	973,055	970,321	784,617

Commitments and Contingencies	-	-	-	-

Shareholders' equity
Preferred stock, senior noncumulative perpetual, Series C, no par;
10,980 shares issued and outstanding at June 30, 2015,
March 31, 2015, December 31, 2014 and June 30, 2014, respectively;
liquidation value of $1,000 per share.	10,980	10,980	10,980	10,980
Common stock, no par value; 10,000,000 shares authorized,
7,240,704, 7,243,252, 7,185,482 and 6,593,485 shares issued at
June 30, 2015, March 31, 2015, December 31, 2014
and June 30, 2014, respectively.	108,038	107,765	107,265	97,296
Retained earnings	14,538	12,280	10,434	8,271
Accumulated other comprehensive income	113	383	531	623
Total shareholders' equity	133,669	131,408	129,210	117,170

Total liabilities and shareholders' equity	$1,214,674	$1,104,463	$1,099,531	$901,787

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest and dividend income
Interest and fees on loans	$11,897	$7,558	$22,653	$14,986
Interest and dividends on securities	474	437	978	848
Interest on cash and cash equivalents	17	49	29	71
Total interest income	12,388	8,044	23,660	15,905

Interest expense
Interest expense on deposits	1,231	730	2,269	1,352
Interest on borrowings	416	166	757	259
Total interest expense	1,647	896	3,026	1,611

Net interest income	10,741	7,148	20,634	14,294

Provision for loan losses	654	70	1,387	282

Net interest income after provision for loan losses	10,087	7,078	19,247	14,012

Noninterest income
Gains and fees from sales of loans	349	213	438	642
Service charges and fees	233	143	441	267
Bank owned life insurance	185	86	368	171
Gain on sale of foreclosed real estate, net	-	-	18	-
Other	87	240	187	372
Total noninterest income	854	682	1,452	1,452

Noninterest expense
Salaries and employee benefits	4,057	3,284	8,019	6,625
Occupancy and equipment	1,310	1,030	2,659	2,096
Data processing	405	300	741	639
Professional services	369	272	694	641
Marketing	271	218	418	328
FDIC insurance	163	107	321	225
Director fees	141	143	289	282
Amortization of intangibles	51	27	102	54
Foreclosed real estate	6	-	10	12
Merger and acquisition related expenses	-	122	-	263
Other	607	394	1,097	774
Total noninterest expense	7,380	5,897	14,350	11,939

Income before income tax expense	3,561	1,863	6,349	3,525

Income tax expense	1,275	636	2,190	1,175

Net income	$2,286	$1,227	$4,159	$2,350

Net income attributable to common shareholders	$2,259	$1,200	$4,104	$2,295

Earnings Per Common Share:
Basic	$0.31	$0.23	$0.57	$0.51
Diluted	0.31	0.23	0.57	0.51

Weighted Average Common Shares Outstanding:
Basic	7,042,290	5,022,836	7,035,432	4,395,914
Diluted	7,056,916	5,045,003	7,056,566	4,423,931

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015		2014
Performance ratios:
Return on average assets	0.80%	0.58%	0.75%		0.59%
Return on average stockholders' equity	6.91%	5.46%	6.36%		5.93%
Return on average tangible common equity	7.65%	6.12%	7.05%		6.76%
Net interest margin	3.97%	3.68%	3.93%		3.82%
Efficiency ratio (1)	63.6%	73.8%	65.0%		74.1%

Net loan recoveries (charge-offs) as a % of average loans	0.00%	0.05%	0.00%		0.05%

	As of
	June 30, 2015	March 31, 2015	December 31, 2014		June 30, 2014
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	11.44%	12.08%	N/	A	N/	A
Total Capital to Risk-Weighted Assets (2)	12.59%	13.26%	13.55%		16.48%
Tier I Capital to Risk-Weighted Assets (2)	11.44%	12.08%	12.47%		15.23%
Tier I Capital to Average Assets (2)	10.71%	10.99%	11.12%		12.49%
Tangible common equity to tangible assets	9.85%	10.63%	10.47%		11.73%

Tangible book value per common share (3)	$16.95	$16.62	$16.35		$16.32

Asset quality:
Nonaccrual loans	$2,205	$2,451	$3,362		$1,111
Other real estate owned	830	830	950		829
Total non-performing assets	$3,035	$3,281	$4,312		$1,940

Loans past due 90 days and still accruing	$1,479	$1,671	$1,872		$1,294

Nonperforming loans as a % of total loans	0.21%	0.25%	0.36%		0.16%

Nonperforming assets as a % of total assets	0.25%	0.30%	0.39%		0.22%

Allowance for loan losses as a % of total loans	1.18%	1.18%	1.17%		1.32%

Allowance for loan losses as a % of nonperforming loans	554.65%	473.11%	323.02%		808.73%

(1) Efficiency ratio is defined as non-interest expenses, less merger and acquisition related expenses and other real estate owned expenses, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2) Represents Bank ratios.
(3) Excludes preferred stock and unvested restricted stock awards of 198,414, 200,962, 165,862 and 111,324 as of June 30, 2015, March 31, 2015, December 31, 2014 and June 30, 2014, respectively.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Three Months Ended
	June 30, 2015			June 30, 2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$29,339	$16	0.22%	$78,646	$49	0.25%
Securities (1)	60,049	559	3.68%	51,755	529	4.05%
Loans:
Commercial real estate	583,036	7,333	4.98%	335,263	4,086	4.82%
Residential real estate	174,021	1,578	3.59%	160,899	1,467	3.61%
Construction (2)	68,073	803	4.66%	42,377	515	4.80%
Commercial business	149,067	1,935	5.13%	98,113	1,239	4.99%
Home equity	18,176	169	3.73%	13,124	122	3.74%
Consumer	2,478	30	4.84%	714	15	8.17%
Acquired loan portfolio non accrual loans (net of mark)	2,968	50	6.81%	3,220	116	14.49%
Total loans	997,819	11,898	4.72%	653,710	7,560	4.57%
Federal Home Loan Bank stock	6,859	27	1.57%	4,881	18	1.47%
Total earning assets	1,094,066	$12,500	4.52%	788,992	$8,156	4.09%
Other assets	53,120			57,416
Total assets	$1,147,186			$846,408

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$62,331	17	0.11%	$52,605	15	0.11%
Money market	241,183	324	0.54%	173,202	167	0.39%
Savings	101,903	192	0.76%	92,501	68	0.30%
Time	315,820	698	0.89%	233,044	481	0.83%
Total interest-bearing deposits	721,237	1,231	0.68%	551,352	731	0.53%
Borrowed Money	133,744	416	1.25%	48,089	166	1.39%
Total interest bearing liabilities	854,981	$1,647	0.77%	599,441	$897	0.60%
Noninterest-bearing deposits	149,418			127,051
Other liabilities	10,049			29,799
Total liabilities	1,014,448			756,291
Shareholders' equity	132,738			90,117
Total liabilities and shareholders' equity	$1,147,186			$846,408
Net interest income (3)		$10,853			$7,259
Interest rate spread			3.75%			3.49%
Net interest margin (4)			3.97%			3.68%

(1) Average balances and yields for securities are based on amortized cost.
(2) Includes commercial and residential real estate construction.
(3) The adjustment for securities and loans taxable equivalency amounted to $112 thousand and $111 thousand, respectively for the three months ended June 30, 2015, and 2014.
(4) Net interest income as a percentage of earning assets.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2015			June 30, 2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$24,131	$28	0.24%	$55,672	$71	0.26%
Securities (1)	63,262	1,150	3.64%	49,751	1,031	4.14%
Loans:
Commercial real estate	555,277	13,603	4.87%	329,700	8,051	4.86%
Residential real estate	173,665	3,158	3.64%	158,508	2,863	3.61%
Construction (2)	67,979	1,596	4.67%	45,854	1,045	4.53%
Commercial business	147,568	3,791	5.11%	98,087	2,408	4.88%
Home equity	18,124	339	3.77%	13,666	249	3.68%
Consumer	2,641	64	4.85%	610	27	8.80%
Acquired loan portfolio non accrual loans (net of mark)	3,037	104	6.93%	3,466	344	20.03%
Total loans	968,291	22,655	4.65%	649,891	14,987	4.59%
Federal Home Loan Bank stock	6,651	54	1.61%	4,834	36	1.49%
Total earning assets	1,062,335	$23,887	4.47%	760,148	$16,125	4.22%
Other assets	49,358			47,324
Total assets	$1,111,693			$807,472

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$57,458	32	0.11%	$52,668	28	0.11%
Money market	235,595	605	0.52%	172,859	346	0.40%
Savings	91,003	278	0.62%	100,240	151	0.30%
Time	310,931	1,353	0.88%	208,151	827	0.80%
Total interest-bearing deposits	694,987	2,268	0.66%	533,918	1,352	0.51%
Borrowed Money	127,053	757	1.20%	48,901	259	1.07%
Total interest bearing liabilities	822,040	$3,025	0.74%	582,819	$1,611	0.56%
Noninterest-bearing deposits	151,516			124,475
Other liabilities	6,355			20,265
Total liabilities	979,911			727,559
Shareholders' equity	131,782			79,913
Total liabilities and shareholders' equity	$1,111,693			$807,472
Net interest income (3)		$20,862			$14,514
Interest rate spread			3.73%			3.66%
Net interest margin (4)			3.93%			3.82%

(1) Average balances and yields for securities are based on amortized cost.
(2) Includes commercial and residential real estate construction.
(3) The adjustment for securities and loans taxable equivalency amounted to $228 thousand and $220 thousand, respectively for the six months ended June 30, 2015, and 2014.
(4) Net interest income as a percentage of earning assets.